UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

6 Campus Drive
Parsippany, New Jersey 07054
___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

License Agreement with Bio-Rap Technologies Ltd.

On April 1, 2007 Alteon Inc., a Delaware corporation (the “Company,” “Alteon” or “we”) entered into an amendment of our License and Research Agreement with Bio-Rap Technologies Ltd. (“Bio-Rap”). Among other changes, the amendment extends to all fields our rights to sell therapeutic and diagnostic product pursuant to the licenses granted in that agreement.

In addition, the amendment will result in an increase in annual research funding provided by Alteon to Bio-Rap, and in Alteon making certain defined payments to Bio-Rap over the course of the next 18 months. Other payments due to Bio-Rap based on Alteon sales of diagnostic products or grant of sublicense rights, including royalties, milestone payments and payments attributable to sublicense revenue, are significantly reduced. The amendment gives Alteon the right to further reduce royalty payments on diagnostic products on making a one time payment within eight years, and to further reduce payments resulting from sublicense revenue on a one time payment made within the next five years.

Finally, under the amendment Alteon assumes all of Bio-Rap’s right and interest in a license with ARUP Laboratories at the University of Utah. ARUP will, in the future, be a sublicensee of Alteon.

The amendment will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2007.

A copy of the press release announcing the entry into the agreement described above is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Waiver and Acknowledgement.

On March 30, 2007, we entered into a Waiver and Acknowledgement (the “Waiver and Acknowledgement”) with the purchasers (the “Purchasers” and together with the Company, the “Parties”) named in that certain Convertible Note and Warrant Purchase Agreement dated January 11, 2007, by and among the Company and the Purchasers (the “Purchase Agreement”). The Waiver and Acknowledgment addresses certain sections of (i) the Purchase Agreement, (ii) those certain convertible promissory notes, each dated January 11, 2007, in the aggregate principal amount of $3,000,000 issued to the Purchasers (the “Promissory Notes”), (iii) those certain warrants to purchase shares of the Company’s common stock, dated January 11, 2007, issued to the Purchasers (the “Warrants”), (iv) that certain Security & Guaranty Agreement by and among the Company, HaptoGuard, Inc., a wholly owned subsidiary of the Company (“HaptoGuard”), and Baker Bros. Advisors, LLC, as collateral agent, dated January 11, 2007 (the “Security Agreement”), and (v) that certain Intellectual Property Security Agreement by and among the Company, HaptoGuard and Baker Bros. Advisors, LLC, as collateral agent, dated January 11, 2007 (the “IP Security Agreement” and together with the Purchase Agreement, the Promissory Notes, the Warrants and the Security Agreement, the “Note Documents”).

Pursuant to the Waiver and Acknowledgement, the Purchasers agreed to waive compliance by the Company with certain deadlines set forth in the Note Documents regarding the timing for entering into definitive documents for the Preferred Financing (as defined in the Purchase Agreement), holding the Annual Meeting of Stockholders and the maturity date of each of the Promissory Notes. The Purchasers agreed that (i) the Company may enter into definitive documents for the Preferred Financing at anytime prior to April 15, 2007, (ii) the Company may hold the Annual Meeting of Stockholders at any time on or prior to May 15, 2007, and (iii) the maturity date of each of the Promissory Notes is extended to June 18, 2007.

A copy of the Waiver and Acknowledgement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Waiver and Acknowledgement dated as of March 30, 2007 between Alteon Inc. and the purchasers listed on the signature page thereto.

99.1	Press Release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Date: April 5, 2007	By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver and Acknowledgement dated as of March 30, 2007 between Alteon Inc. and the purchasers listed on the signature page thereto.

99.1	Press Release dated April 5, 2007